Exhibit 99.1

January 29, 2015

AGTC Appoints Stephen W. Potter Chief Business Officer

GAINESVILLE, Fla., January 29, 2015 (GLOBE NEWSWIRE) — Applied Genetic Technologies Corporation (Nasdaq:AGTC), a clinical stage biotechnology company developing adeno-associated virus (AAV)-based gene therapies for the treatment of rare eye diseases, today announced the appointment of Stephen W. Potter as its Vice President and Chief Business Officer. In that role he will be responsible for corporate development for the company, including the commercialization of existing product candidates, exploring new opportunities for clinical stage assets, and business development initiatives. Mr. Potter, who has more than 15 years of experience as a senior executive in the biotechnology industry, succeeds Daniel L. Menichella, who resigned from his position at AGTC to pursue another opportunity.

“We are thrilled to add Stephen Potter to our senior management team at this exciting time in our development,” said Sue Washer, President and Chief Executive Officer of AGTC. “Stephen’s strengths and expertise in product development and commercialization, business development and acquisitions will be invaluable as we pursue our future partnering and other strategic initiatives. He will be based in the Boston area, which will help us to establish a presence in this important biotech hub.”

She added, “The Board thanks Dan Menichella for his contributions to broadening awareness of our programs, advancing important collaborations and securing valuable intellectual property rights for AGTC. We wish him well in his future endeavors.”

“I am delighted to be joining the AGTC team at such an exciting time,” said Mr. Potter. “I look forward to helping AGTC realize the broad potential of its gene therapy platform.”

Mr. Potter was employed most recently by NeoStem, Inc., a developer of cell-based therapeutics, where he served as Executive Vice President from July 2013 to the present, and was a member of the Board of Directors from February 2011 to July 2013. Previously, Mr. Potter was Senior Vice President of Operations and Corporate Development for Osiris Therapeutics, Inc., where he was part of the senior leadership team that achieved approval of the first-ever stem cell drug therapy, Prochymal®. He was also responsible for the launch and overall management of the Bio-Surgery business unit as well as operational oversight for multiple functional areas including manufacturing, human resources, IT, legal, and business development. From 2006 through 2010, Mr. Potter served as Senior Vice President of Corporate and Business Development at Genzyme Corporation and as Vice

President of Corporate and Business Development from 2000 through 2006. Over his ten years at Genzyme, he was the senior leader for its global corporate and business development team that provided strategic and transaction support, including support for most of Genyzme’s gene and cell therapy opportunities. Mr. Potter has also held positions at DuPont Pharmaceuticals, E.I. Dupont de Nemours and Company, Inc., and Booz Allen & Hamilton. Mr. Potter earned a B.S. from University of Massachusetts and an MBA from Harvard Business School.

About AGTC

AGTC is a clinical-stage biotechnology company that uses its proprietary gene therapy platform to develop products designed to transform the lives of patients with severe inherited orphan diseases in ophthalmology. AGTC’s lead product candidates, which are each in the preclinical stage, focus on X-linked retinoschisis, achromatopsia and X-linked retinitis pigmentosa, which are rare diseases of the eye, caused by mutations in single genes, that significantly affect visual function and currently lack effective medical treatments. For additional information visit www.agtc.com

Forward Looking Statements

Statements in this press release regarding Applied Genetics Technology Corporation that do not relate to historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, information concerning possible or assumed future results of operations, business strategies and operations, preclinical and clinical product development and regulatory progress, financing plans, potential growth opportunities, potential market opportunities and the effects of competition, and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Readers are cautioned that these forward-looking statements are subject to risks and uncertainties and are only predictions, and actual future events and results may differ materially from these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those risks and uncertainties that are discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2014 and in our other periodic and current reports filed with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent management’s plans, estimates, assumptions and beliefs only as of the date of this release. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

CONTACT:	David Carey
Lazar Partners Ltd.
T: (212) 867-1768
dcarey@lazarpartners.com

Corporate Contact:
Larry Bullock
Chief Financial Officer
Applied Genetic Technologies Corporation
T: (386) 462-2204
lbullock@agtc.com